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                                                                   EXHIBIT 10.17


                                 TKT LETTERHEAD


Re:      Restricted Stock Agreement
         --------------------------

Dear Dr. :

This letter is being written for the purpose of setting forth the basic terms of the understandings between Transkaryotic Therapies, Inc. (the "Company') and you in connection with the purchase by you and sale by the Company of shares of Common Stock, par value one cent ($0.01) per share of the Company (the "Restricted Stock"). Promptly after the execution of this Agreements the Company will issue and sell to you, and you will purchase from the Company, at a purchase price of per share, the Restricted Stock. If you are in agreement with these terms, please sign and date the last page of one copy of this letter and return it to the Company, whereupon this letter shall represent a legally binding agreement between the Company and you. Please keep the other copy of this letter for your files.

A.       Restrictions on Stock.
         ---------------------

All shares of Restricted Stock sold hereunder (including any Shares received by you in respect of the Restricted Stock as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to the following restrictions:

1) No shares of Restricted Stock shall be disposed of by you either voluntarily or involuntarily, directly or indirectly, during the period commencing on the date hereof and ending on (the "Restricted Stock Period") unless such shares of Restricted Stock shall have then been released from such restrictions pursuant to Paragraph 2 hereof, and any attempted disposition of shares of Restricted Stock while they are restricted shall be null and void and of no effect.

2) The restrictions imposed under Paragraph 1 above upon shares of Restricted Stock shall terminate with respect to one fourth of the shares on and on each successive thereafter.

3) If you cease to be an employee of the Company at any time during the Restricted Stock Period for any reason, then within the period following the termination of your employment with the Company, the Company will buy and you (or your personal representative if you should die) will sell to the Company all of the shares of Restricted Stock which are then restricted under this agreement for a cash purchase price of (such price per share to be adjusted ratably in the event of any stocksplit, stock dividend, combination, reclassification, recapitalization, or other similar event).

4) You hereby confirm that you are acquiring the shares of Restricted Stock solely for your own account for investment and not with a view to any distribution or public offering thereof. You agree that you will not, at any time (before or after the Restricted Stock


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         Period) sell, offer for sale, pledge or otherwise dispose of any of the shares acquired hereunder, or any interest therein in the absence of either an effective current registration statement relating thereto under the Securities Act of 1933 (the "Act") or an opinion of counsel. in form and substance satisfactory to the Company to the effect that registration is not required. You hereby acknowledge having been advised that (i) you must hold the shares acquired hereunder indefinitely unless they are registered under the Act, or an exemption from registration becomes available, (ii) there is not likely to be a market for such shares in the foreseeable future and therefore no sales of such shares under Rule 144 under the Act will be possible, and (iii) sales of shares in reliance upon Rule 144 may be made only after the expiration of two years from the date of purchase and then only in limited amounts in accordance with the conditions of that rule, all of which must be met.

5) You hereby agree to execute, prior to your receipt of the Restricted Stock, an Instrument of Adherence to that certain Stockholders' Agreement, dated as of September 16, 1988, among the company and certain of its stockholders, which agreement provides that the shares acquired hereunder are subject to certain rights of first refusal in favor of the Company and certain of its stockholders.

6) The certificates evidencing the Restricted Stock shall bear the following legends:

                  Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of an agreement, dated as
                  of       between Transkaryotic Therapies, Inc. and the holder
                  hereof. A copy of such agreement is on file at the principal offices of Transkaryotic Therapies, Ink.

                  The shares of stock represented by this certificate are subject to all the terms of that certain Stockholders' Agreement, dated as of September 16, 1988, among Transkaryotic Therapies, Inc., and certain of its Stockholders, a copy of which agreement is on file at the offices of Transkaryotic Therapies, Inc. Such agreement provides that shares represented hereby are subject to rights of first refusal in favor of certain Stockholders and Transkaryotic Therapies, Inc.

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a Registration Statement with respect to these shares has become effective under said Act, or Transkaryotic Therapies, Inc., has been furnished with an opinion of counsel satisfactory to it that such registration is not required.

                  The issuer has multiple classes of stocks. The full text of the preferences, powers, qualifications and special and relative rights


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                  of the shares of each such class as set forth in the
                  Certificate of Incorporation will be furnished to the holder of this Certificate upon written request to the issuer and without charge.

         and stop transfer instructions shall be delivered by the Company to any transfer agent for the Restricted Stock. At the time or times when the restrictions in Paragraph I of this Section A are terminated with respect to the Restricted Stock or the Restricted Stock is registered under the Act, the relevant legends on the certificates evidencing such shares shall be appropriately amended and the stop transfer instructions shall be appropriately modified. If shares of Restricted Stock are repurchased by the company pursuant to Paragraph 3 of this Section A, then any property of any description distributed with respect to the shares repurchased, including but not limited to stock dividends, but excluding cash dividends, shall be transferred to the Company at the same time the shares so repurchased are transferred to the Company.

7) During the Restricted Stock Period, the Company will retain possession of all stock certificates evidencing Restricted Stock. Promptly after the release of any portion of the Restricted Stock from the restrictions provided for in this Agreement, the Company will deliver to you a certificate evidencing such portion of the Restricted Stock.

B.       Rights Conferred.
         ----------------

Nothing contained in this Agreement, nor the purchase of the Restricted Stock, hereunder, shall be construed as giving you any legal or equitable rights against the Company or any subsidiary corporation or any director, officer, employee, or agent thereof except for such rights as are expressly provided herein. Under no circumstances shall this Agreement: be construed as a contract of continuing employment of you, nor shall this Agreement or the Restricted Stock purchased hereunder Obligate the Company to continue your employment.

C.       Governing Law.
         -------------

This Agreement will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

D.       Severability.
         ------------

If any portion of this Agreement shall, in whole or in pan, provide to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and no other portion or provisions of this Agreement shall be invalidated or affected thereby.


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Please indicate your acceptance and approval of the foregoing in the space provided below.

                                        TRANSKARYOTIC THERAPIES INC.


                                        BY:
                                           -------------------------------------
                                        TITLE:  President

ACCEPTED AND APPROVED


- ----------------------------------

DATED:
      ----------------------------